SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   February 24, 1998
                                                -----------------------
                       RIO HOTEL & CASINO, INC.
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       (Exact name of Registrant as specified in its charter)

                              Nevada
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           (State or other jurisdiction of incorporation)

      1-11569                                      95-3671082
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  (Commission File                               (IRS Employee
      Number)                                 Identification No.)

3700 West Flamingo Road, Las Vegas, Nevada              89103
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code    (702) 252-7733
                                                  ---------------------
                            Not Applicable
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     (Former name or former address, if changed since last report)



THIS DOCUMENT CONSISTS OF 215 PAGES.  THE EXHIBIT INDEX IS ON PAGE 4.

Item 5.   Other Events.

     On July 15, 1993, Rio Hotel & Casino, Inc. (the "Company") originally entered into a revolving credit facility (the "Rio Bank Loan") in the amount of $65 million with a syndicate of banks led by Bank of America National Trust and Savings Association ("Bank of America NT&SA"). On February 24, 1998, the Company amended and restated the Rio Bank Loan with the Amended and Restated Credit Agreement (the "Amended Bank Loan") among Rio Properties, Inc. ("Rio Properties") and Rio Leasing, Inc. ("Rio Leasing"), both Rio Properties and Rio Leasing are wholly owned subsidiaries of the Company, and Bank of America NT&SA as Agent and the other financial institutions party thereto. The Amended Bank Loan amended and restated the Rio Bank Loan increasing the funds available under the revolving credit facility to $275 million, providing a mechanism whereby the Company may borrow an additional $25 million above and beyond the $275 million, and extending the maturity date to December 31, 2003. The Amended Loan Agreement is collateralized by a first deed of trust on the real property, equipment and improvements of Rio Leasing, Rio Properties and Rio Properties' subsidiaries and is guaranteed by the Company. The Amended Bank Loan is a secured reducing revolving credit facility to be used for making allowed capital expenditures, funding working capital needs, and paying for general corporate purposes.

     The Amended Bank Loan bears interest adjusted by the "LIBOR Margin" of 0.75% to 2.25%, or the "Base Rate Margin" of 0% to 1.25%, which in turn are based upon a schedule determined with reference to the "Total Leverage Ratio" (as defined in the Amended Bank Loan). The "LIBOR Margin" is the amount in excess of the applicable LIBOR rate which is the London Interbank Offered Rate established in the London interbank market. The "Base Rate Margin" is the amount in excess of the applicable base rate, which is the rate per annum equal to the higher of the reference rate as it is publicly announced from time to time by Bank of America NT&SA or 0.50% per annum above the latest Federal Funds rate. The Amended Bank Loan also provides for an unused facility fee ranging from 22.5 basis points to 45.0 basis points depending upon the same Total Leverage Ratio schedule utilized for the interest rate. The Amended Bank Loan requires periodic payments of interest and will require scheduled reductions of the maximum amount available commencing with scheduled reductions of $60 million at December 31, 2000, 2001 and 2002 and maturity at December 31, 2003.

     The Amended Bank Loan includes certain covenants that, among other things, restrict the ability of the Loan Parties (as defined in the Amended Bank Loan) to pay dividends and make certain other restricted payments; incur additional indebtedness; grant liens, other than permitted liens; and sell material assets. The Amended Bank Loan also requires the Loan Parties to maintain certain financial ratios, including interest coverage and leverage ratios, and not to exceed certain fixed ratios of Senior Indebtedness (as defined in the Amended Bank Loan) to earnings before interest expense, income taxes, depreciation and amortization and extraordinary items.

     The revolving credit features of the Amended Bank Loan allow for the Loan Parties to pay down and reborrow principal under the revolving credit facility as the Loan Parties deems appropriate. The Company had $251 million available under the Amended Bank Loan at February 24, 1998.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired.
               Not Applicable.

          (b)  Pro Forma Financial Information.
               Not Applicable.

          (c)  Exhibits.

          4.1 Amended and Restated Credit Agreement dated as of February 24, 1998 among Rio Properties, Inc. and Rio Leasing, Inc. and Bank of America National Trust and Savings Association as Agent and the other financial institutions party hereto.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 RIO HOTEL & CASINO, INC.
                                 (Registrant)

Date:  March 10, 1998            By:   /s/ I. Scott Bogatz
                                    ------------------------------
                                       I. Scott Bogatz
                                       Vice President, Secretary
                                       and General Counsel

                          EXHIBIT INDEX

 Exhibit   Description                                        Page
 Number

   4.1     Amended and Restated Credit Agreement dated as of    5
           February 24, 1998 among Rio Properties, Inc.  and
           Rio Leasing, Inc. and Bank of America National Trust and Savings Association as Agent and the other financial institutions party hereto.